Exhibit 99.1

JERNIGAN CAPITAL, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED Stock AGREEMENT

Jernigan Capital, Inc., a Maryland corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value per share (“Common Stock”), to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2015 Equity Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms used but not defined herein shall have the meanings given them in the Plan.

Name of Grantee: John A. Good

Number of Restricted Shares of Common Stock (“Shares”): 100,000

Grant Date: June 15, 2015

Vesting Schedule: Subject to your continuous Service and other limitations set forth in this Agreement and the Plan

One-fifth of the Shares shall vest on June 15, 2016;

One-fifth of the Shares shall vest on June 15, 2017;

One-fifth of the Shares shall vest on June 15, 2018;

One-fifth of the Shares shall vest on June 15, 2019; and

One-fifth of the Shares shall vest on June 15, 2020.

For purposes of this Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested are deemed “Restricted Stock.”

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent. You further agree to refrain from making an election under Code Section 83(b) with regard to the grant of Restricted Stock. You further agree to the venue selection and waiver of a jury trial in accordance with the Agreement.

Grantee:	/s/ John A. Good	Date:	June 15, 2015
(Signature)

Company:	/s/ Dean Jernigan	Date:	June 15, 2015
(Signature)
Title: Chairman and Chief Executive Officer

Attachment

This is not a stock certificate or a negotiable instrument.

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JERNIGAN CAPITAL, INC.

2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock	This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Stock”).
Transfer of Unvested Restricted Stock	Unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Stock will immediately become forfeited.
Issuance and Vesting	The Company will issue your Restricted Stock in the name set forth on the cover sheet.
Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service through the vesting dates set forth on the cover sheet, provided, however, that upon the termination of your Service due to your death or Disability the Restricted Stock will become 100% vested.

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active Service. Your employer may determine, in its discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree

Change in Control	The Restricted Stock shall be subject to Section 18 of the Plan in the event of a Change in Control, provided, however, that if the Restricted Stock is assumed or continued in connection with a Change in Control, the Restricted Stock will become 100% vested upon your Involuntary Termination within the 12-month period following the consummation of the Change in Control.
“Involuntary Termination” means the termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause or (ii) your voluntary resignation for Good Reason.

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Evidence of Issuance	The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of Restricted Stock attributable to you will be appropriately modified if necessary.
Forfeiture of Unvested Restricted Stock	Unless the termination of your Service triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or in an employment or any other written agreement between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing Service.

Withholding Taxes	You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, you authorize the Company or any Affiliate to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).
Retention Rights	This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.
Stockholder Rights	You will be entitled to receive all dividends or other distributions made on outstanding Shares. No adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued), except as described in the Plan.
Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

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Legends	If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER OF SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”
To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.
Clawback	If the Company adopts a “clawback” or recoupment policy, this Award will be subject to repayment to the Company to the extent so provided under the terms of such policy.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
The Plan	The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.
Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data.

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Code Section 409A	It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Code Section 409A.
By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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